UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2019

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On September 10, 2019, Floyd E. Bloom, M.D. notified Alkermes plc (the “Company”) of his decision to resign from his role as director of the Company, effective immediately on such date.

(d)On September 12, 2019, the Board of Directors (the “Board”) of the Company increased the number of directors on the Board from nine to ten and elected Richard Gaynor, M.D. as a Class III director and Frank Anders (Andy) Wilson as a Class I director, in each case effective September 12, 2019. Dr. Gaynor’s term will expire at the Company’s 2020 annual general meeting of shareholders, unless he resigns or is removed before such time. Mr. Wilson’s term will expire at the Company’s 2021 annual general meeting of shareholders, unless he resigns or is removed before such time. As of the date of this Current Report on Form 8-K, neither Dr. Gaynor nor Mr. Wilson has been appointed to any committee of the Board.

For their respective service on the Board, each of Dr. Gaynor and Mr. Wilson will receive (A) a new director equity grant and (B) an annual cash retainer and annual equity grant (which amounts will be pro-rated for this first year of service on the Board), in each case with the terms, and in the amounts, as determined in accordance with the processes described in the “Director Compensation” section of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 5, 2019. The new director equity grant and the pro-rated annual equity grant for each of Dr. Gaynor and Mr. Wilson will be made at the first regularly scheduled Board meeting attended by each director following election to the Board.

In addition, the Company will enter into a deed of indemnification with each of Dr. Gaynor and Mr. Wilson in substantially the form filed on September 20, 2011 as Exhibit 10.2 to the Company’s Current Report on Form 8-K. Alkermes, Inc., a wholly-owned indirect subsidiary of the Company, will enter into an indemnification agreement with each of Dr. Gaynor and Mr. Wilson in substantially the form filed on March 25, 2010 as Exhibit 10.1 to Alkermes, Inc.’s Current Report on Form 8-K.

There is no arrangement or understanding between either Dr. Gaynor or Mr. Wilson and any other person pursuant to which Dr. Gaynor or Mr. Wilson were selected as a director. Neither Dr. Gaynor nor Mr. Wilson is, or has been since January 1, 2018, a participant in any transaction involving the Company, or a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release issued in connection with the election of Dr. Gaynor and Mr. Wilson to the Board, and Dr. Bloom’s resignation from the Board, is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing. Exhibit 99.1 contains hypertext links to information on the Company’s website.  The information on the Company’s website does not constitute a part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Alkermes plc dated September 13, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: September 13, 2019	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

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